Exhibit 10.1
PURCHASE AGREEMENT
     THIS PURCHASE AGREEMENT (“Agreement”) is made as of June 17, 2005, by and between OPUS REAL ESTATE VIRGINIA III, L.L.C., a Delaware limited liability company (“Seller”), and CARR CAPITAL CORPORATION, a District of Columbia corporation (“Purchaser”).
     In consideration of this Agreement, Seller and Purchaser agree as follows:
     1. Sale of Subject Property. Seller agrees to sell to Purchaser the property described below (collectively, the “Subject Property”), and Purchaser agrees to buy from Seller the Subject Property, upon and subject to the conditions and limitations herein contained:
          (a) Real Property. Fee simple interest in that certain parcel of real estate in Fairfax County, Virginia, commonly known as Opus at Westfields (the “Subject Property”), legally described on Exhibit A attached hereto and made a part hereof (the “Land”), together with (i) all building structures, improvements and fixtures owned by Seller located on the Land (the “Improvements”), and (ii) all rights, privileges, servitudes, easements and appurtenances thereunto belonging or appertaining (collectively, the “Real Property”).
          (b) Personal Property and Intangibles. All of the equipment and personal property, including without limitation, any maintenance equipment, tools, signs, supplies, appliances, security systems, decorations, furniture, furnishings, machinery and landscaping, owned by Seller located at or installed on the Real Property and used solely in the operation of the Real Property, if any, and the right to use the name of the Subject Property and other business or trade names associated with the Subject Property (excluding any names containing the name “Opus”) to the extent the same are assignable (collectively, “Personal Property”).
          (c) Lease. Seller’s interest as lessor in and to the lease described on Exhibit B attached hereto and made a part hereof, together with all amendments or modifications thereto, if any (collectively the “Lease”) and any guaranties or other security applicable thereto and all security deposits, advance rental or like payments, if any, held by Seller in connection with the Lease.
          (d) Permits. Seller’s interest in and to the licenses, permits, authorizations, certificates of occupancy and governmental approvals described on Exhibit C attached hereto and made a part hereof, to the extent the same are assignable (“Permits”).
          (e) Service Contracts. Seller’s interest in and to the existing service and maintenance contracts together with any amendments or modifications thereto, if any, described on Exhibit D attached hereto and made a part hereof (“Service Contracts”) to the extent they are assignable. On or before the Contingency Date (as herein defined) Purchaser shall advise Seller, in writing, of any Service Contracts that Purchaser does not desire to be assigned to and assumed by Purchaser at Closing (as herein defined), and any such Service Contracts shall be terminated prior to Closing if such contracts are terminable at no cost to Seller and, provided that Seller has reasonably sufficient notice to allow for timely termination of such Service Contracts. Failure by Purchaser to notify Seller prior to the Contingency Date shall constitute an election by Purchaser to have all of the Service Contracts assigned to and assumed by Purchaser.
          (f) Warranties. Seller’s interest in and to all unexpired warranties and guaranties given or assigned to or benefiting Seller, the Real Property or the Personal Property regarding the acquisition, construction, design, use, operation, management or maintenance of the Real Property or Personal Property that are described on Exhibit E attached hereto and made a part hereof (“Warranties”), to the extent the same are in Seller’s possession and assignable without cost to Seller; provided, however, it is understood that Seller is not assigning, and the Subject Property does not consist of, Seller’s interest in any construction contract between Seller and any Opus related entity.
          (g) Plans. A limited license, as hereinafter described, to review and use a copy of the final plans and specifications (excluding shop drawings) relating to the construction of the Improvements in Seller’s possession (“Plans”); provided, however, neither Purchaser nor its successors or assigns may use the Plans for any purpose other than the repair, maintenance or restoration of the Improvements without the prior written consent of Seller, and Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any unauthorized use of the Plans, which obligation shall survive Closing. Seller reserves the right to use the Plans for any purpose.
     2. Purchase Price. Purchaser shall pay to Seller, as consideration for the purchase of the Subject Property, the sum (“Purchase Price”) of TWENTY-FOUR MILLION ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($24,150,000.00) as the same may be adjusted as provided below. The Purchase Price shall be payable as follows:
          (a) Balance of Purchase Price. The balance of the Purchase Price, plus or minus prorations and other adjustments, if any, shall be due in cash at Closing, provided that the Earnest Money (defined below) shall be applied to the cash balance. Purchaser shall pay such balance to Seller, by wire transfer of immediately available funds to be received by Seller at or before 2:00 p.m. Central Daylight Time on the Closing Date.
          (b) Initial Earnest Money Deposit. Within one (1) business day of the execution of this Agreement by both Seller and Purchaser, Purchaser shall deposit the sum of TWO HUNDRED THOUSAND and No/100 DOLLARS ($200,000.00) (the “Initial Earnest Money”) with the escrow department of First American Title Insurance Company, 1900 Midwest Plaza West, 801 Nicollet Mall, Minneapolis, MN 55402-2504 (“Title Company”) pursuant to an escrow agreement in substantially the form of Exhibit F attached hereto and made a part hereof (the “Escrow Agreement”).
          (c) Additional Earnest Money Deposit. If this Agreement has not been terminated as set forth in Section 3 hereof on or before the Contingency Date, Purchaser shall deposit the additional sum of THREE HUNDRED THOUSAND and NO/100 DOLLARS ($300,000.00) (the “Additional Earnest Money”) with the escrow department of the Title Company within one (1) business after the Contingency Date. Upon such deposit, the Title Company shall issue its written acknowledgment of receipt as required under the Escrow Agreement. The Initial Earnest Money, Additional Earnest Money and Extension Payment (as defined herein), if any, and all interest earnings thereon are collectively referred to herein as the “Earnest Money.” The Title Company will immediately deposit the Earnest Money in accordance with the Escrow Agreement. The Earnest Money shall be paid to Seller at Closing as a credit against the Purchase Price.
     3. Conditions Precedent to Closing. Purchaser’s obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions (“Conditions Precedent”) on or before 5:00 p.m. Central Daylight Time, on the date which is thirty (30) days after the date of delivery of each of the items in Section 3(b) below (“Contingency Date”):
          (a) Title/Survey. Within twenty (20) days of the date hereof, Seller will furnish to Purchaser: (i) a current title commitment (“Commitment”) for the Real Property (with copies of all underlying title documents listed in the Commitment other than any financing documents) for an ALTA form owner’s title policy (the “Title Insurance Policy”) in the amount of the Purchase Price issued by the Title Company showing title in Seller and (ii) an updated ALTA as-built survey (“Survey”) for the Real Property. If the Survey discloses survey defects or if the Commitment shows exceptions unacceptable to Purchaser (collectively, the “Unpermitted Encumbrances”), then Purchaser shall notify Seller, in writing, within five (5) days after receipt of the Commitment, the underlying title documents and the Survey, specifying the Unpermitted Encumbrances, and, prior to the Contingency Date, Purchaser shall have received assurances satisfactory to Purchaser, in its reasonable discretion, that the Unpermitted Encumbrances will be removed or endorsed over on or before Closing. Notwithstanding anything herein to the contrary, Seller shall have no obligation to correct, cure or remove any Unpermitted Encumbrances.
          (b) Due Diligence Materials; Tests. Seller shall, within three (3) business days following execution of this Agreement, deliver to Purchaser true and correct copies of all Lease, Permits, Service Contracts, Warranties, Plans and without duplication of any of the previous items and to the extent they are in possession of the Seller or the manager of the Subject Property, the items listed on the attached Exhibit M (collectively, the “Property Information”).
          (c) If Purchaser is not satisfied, in its sole and absolute discretion, with the condition of the Subject Property or if Purchaser deems, in Purchaser’s sole and absolute discretion, the Subject Property unsuitable for Purchaser’s purposes or for any other reason whatsoever Purchaser elects not to proceed with the transaction contemplated by this Agreement, then Purchaser may terminate this Contract by giving written notice to Seller on or before the Contingency Date, in which case the Earnest Money will be returned to Purchaser and the parties will have no further obligations under this Agreement (except for the return of the Earnest Money and any obligations that specifically survive termination of this Agreement). If Purchaser fails to give any notice on or prior to the Contingency Date, then the Earnest Money shall become nonrefundable as of the Contingency Date and the Closing shall occur on a date in the period beginning on August 15, 2005 and ending on September 1, 2005, provided that Seller shall be required to give Purchaser at least five (5) business days notice prior to such date (the “Closing Date”). If Purchaser gives notice as provided above, then this Agreement shall terminate, provided if Seller so requests, Purchaser shall execute any document reasonably required by Seller to evidence such termination including, without limitation, a quit claim deed. Upon such termination, neither party will have any further rights or obligations (other than the obligations of Purchaser set forth in Section 3(b) and the indemnity and other obligations of Seller set forth in Section 1(f), 3(b), 13 and 31 which obligations shall survive any termination; such indemnity obligations shall be referred to herein as the “Surviving Indemnity Obligations”) regarding this Agreement or the Subject Property.
     4. Covenants by Seller. Seller covenants and agrees with Purchaser that from the date hereof until the Closing Date (as herein defined), Seller shall conduct its business involving the Subject Property as follows, and during such period will (except as specifically provided to the contrary herein):
          (a) Refrain from creating on the Subject Property any easements, encumbrances or liens affecting the Subject Property other than as may be required by any applicable governmental or quasi-governmental authority or by a provider of utility services, and refrain from removing any Personal Property, fixture or equipment; provided, however, nothing herein shall preclude Seller or the Property Manager from replacing any such items in the ordinary course of operating the Subject Property. Seller shall, upon Seller’s receipt, deliver to Purchaser a copy of any easement so required by any governmental or quasi-governmental authority or provider of utility services affecting the Subject Property which does not require the consent of Purchaser, and any such easement shall constitute a Permitted Encumbrance.
          (b) Refrain from entering into or amending the Service Contracts, Warranties or Permits (other than Lease which is governed by 4(d) below) regarding the Subject Property (other than contracts in the ordinary course of business which are cancelable by the owner of the Subject Property without penalty within thirty (30) days after giving notice thereof) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, and which shall be deemed given if Purchaser does not object to Seller’s request for approval within five (5) business days.
          (c) Operate, maintain, repair and insure the Subject Property in a commercially reasonable manner consistent with the existing operation, maintenance, repair and insurance of the Subject Property and deliver the Subject Property as of the Closing substantially in the condition it is in of the date hereof, ordinary wear and tear, and damage by fire or other casualty excepted.
          (d) Except as expressly provided herein, from and after the date hereof (provided that this Agreement has not been terminated), Seller shall refrain from amending the existing Lease without Purchaser’s written approval, as provided below, provided that Purchaser shall have no ability to interfere with the administration by Seller of the existing Lease as required by the terms of such Lease. Purchaser shall have three (3) business days from receipt of such amendment to approve or disapprove the same, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Purchaser does not approve any such amendment, Purchaser shall notify Seller, in writing, of such disapproval prior to expiration of the aforesaid three (3)-business day period, stating in such written notification under what conditions, if any, Purchaser’s approval would be forthcoming and Purchaser’s agreement to approve such amendment if such conditions are satisfied.
          (e) Promptly provide Purchaser with copies of all written notices delivered or received under the Lease.
          (f) Promptly provide Purchaser a copy of any notice of litigation received by Seller that may materially and adversely affect the ownership or operation of the Subject Property.
          5. Representations by Seller. As used in this Agreement, the phrase “to Seller’s knowledge” or words of similar import shall mean the actual knowledge of Andrew C. Deckas, Wade Lau, and Peg Bowden, without independent investigation or inquiry. Subject to the foregoing, Seller represents to Purchaser as follows:
          (a) Authority. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware; Seller has the requisite power and authority to enter into and perform this Agreement, the Closing Documents (as herein defined) to which it is a party; such documents have been duly authorized by all necessary action on the part of Seller and have been or will be duly executed and delivered; such execution, delivery and performance by Seller of such documents will not conflict with or result in a violation of Seller’s organizational documents, or any judgment, order, or decree of any court or arbiter to which Seller is a party; and such documents are valid and binding obligations of Seller, and are enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, creditor’s rights and other similar laws. Each individual executing this Agreement on behalf of Seller is duly authorized to do so.
          (b) FIRPTA. Seller is not a “foreign person,” “foreign partnership,” “foreign trust” or “foreign estate” as those terms are defined in Section 1445 of the Internal Revenue Code.
          (c) Proceedings. To the knowledge of Seller, there is no action, litigation, investigation, condemnation or proceeding of any kind pending or, to the knowledge of Seller, threatened against Seller which would have a material and adverse affect on the ability of Seller to perform its obligations under this Agreement, or related to the Subject Property or the Lease other than as disclosed to Purchaser in writing.

          (d) Lease.
(i)	Exhibit B is a true and complete list of the Lease and all other occupancy agreements relating to the Subject Property. Except as set forth in the Lease, there are no rights of first refusal, options to terminate without cause of Seller, options to renew, options to purchase, or any rent abatements given to tenant under the Lease (the “Tenant”) after the Tenant is in occupancy and paying rent.

(ii)	To the Seller’s knowledge, the Lease is in full force and effect according to the terms set forth therein, and has not been modified, amended, or altered, in writing or otherwise, except as set forth in Exhibit B.

(iii)	To Seller’s knowledge there are not, and Seller has not received written notice from Tenant of any unperformed obligation of the landlord under the Lease, including, without limitation, failure of the landlord to construct any required tenant improvements. To Seller’s knowledge there are not, and Seller has not been advised in writing of any claims or disputes giving rise to any setoff by Tenant. To Seller’s knowledge, with respect to the Lease all tenant improvement allowances have been paid and all tenant improvements have been completed.

(iv)	To Seller’s knowledge, neither Seller nor Tenant is in default under the Lease (beyond any applicable grace or cure period), and there are no rent delinquencies of more than thirty (30) days.

(v)	There are no brokers’ commissions, finders’ fees, or other charges payable or to become payable to any third party on behalf of Seller as a result of or in connection with the Lease, including, without limitation, any unexecuted options to expand or renew, except as set forth on Exhibit B-1 attached hereto and made a part hereof.
          (e) Blocked Persons. Seller has not received written notice that Seller is:
(i)	listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 Sept. 25, 2001 (the “ Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)	a person who has been determined by competent authority to be subject to the prohibitions contained in the Order;

(iii)	owned or controlled by, and does not act for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.

          (f) Bankruptcy. Seller is not the subject of, and has not received any written notice of or threat that the Seller has or will become the subject of, any reorganization, liquidation, dissolution, receivership or other action or proceeding under the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq., or any other federal, state or local laws affecting the rights of debtors and/or creditors generally, whether voluntary or involuntary and including, without limitation, proceedings to set aside or avoid any transfer of any interest in property or obligations, whether denominated as a fraudulent conveyance, preferential transfer or otherwise, or to recover the value thereof or to charge, encumber of impose a lien thereon.
          (g) Service Contracts. Exhibit D attached hereto is a complete list of all current Service Contracts which list includes the names of the contracting parties, the dates of the Service Contracts and a listing of all amendments to such Service Contracts.
          (h) Condemnation. Seller has no knowledge of nor has it received any written notice of any pending or contemplated condemnation proceedings affecting all or any part of the Subject Property.
          (i) Accuracy of Documents. All documents and records to be delivered comprising the Property Information are true, correct and complete copies of the documents and records purported to be delivered thereunder.
     6. Representations by Purchaser and Other Matters.
          (a) Representations by Purchaser. Purchaser represents to Seller as follows:
     (i) that Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the District of Columbia, that Purchaser has the requisite power and authority to enter into this Agreement, and the Closing Documents (as herein defined) that it is party to; such documents have been duly authorized by all necessary action on the part of Purchaser and have been or will be duly executed and delivered; that the execution, delivery and performance by Purchaser of such documents will not conflict with or result in violation of Purchaser’s organizational documents or any judgment, order or decree of any court or arbiter to which Purchaser is a party; such documents are valid and binding obligations of Purchaser, and are enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, creditor’s rights and other similar laws.
     (ii) Purchaser has not received written notice that Purchaser is:
(A)	listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 Sept. 25, 2001 (the “ Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(B)	a person who has been determined by competent authority to be subject to the prohibitions contained in the Order;

(C)	owned or controlled by, and does not act for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.
     (iii) Purchaser shall not transfer or permit the transfer of any interest in Purchaser to any person or entity who is listed on the Lists.
          (b) Other Matters. The representations of Seller and Purchaser contained in this Agreement shall survive Closing; provided, however, (i) any cause of action of Purchaser against Seller by reason of a breach or default of any of the representations in Section 5 set forth herein or in any certificates executed by Seller pursuant to Section 8(a) below or in any Closing Documents or Purchaser’s and Seller’s Closing Documents that Seller is a party to shall automatically expire as of the date which is twelve (12) months after the Closing (the “Warranty Expiration Date”), except that the same shall not expire as to any such breach or default as to which Purchaser has given written notice to Seller of a claim for any such breach or default prior to the Warranty Expiration Date, (ii) Seller’s total liability for any breach or breaches of its representations in Section 5 set forth herein shall in no event exceed $750,000.00 in the aggregate, which liability limit shall survive Closing, and (iii) Seller shall not have any liability whatsoever to Purchaser with respect to any breach or breaches by Seller of its respective representations in Section 5 set forth herein, if, prior to Closing, Purchaser obtains knowledge by virtue of a written document or report received on or prior to the Closing Date of a fact or circumstance, the existence of which would constitute a breach of Seller’s representations in Section 5 set forth herein. Among other things, for purposes hereof, Purchaser shall be deemed to have knowledge of any fact or circumstance set forth in any environmental assessments, engineering reports, estoppel certificate (as defined in Section 7(b)(v) hereof) or other written materials reviewed or received by Purchaser on or prior to the Closing Date. Seller’s representations in Section 5 set forth herein shall be deemed automatically modified to the extent that any information contained in any environmental assessments or engineering reports or other written materials reviewed or received by Purchaser prior to the Closing Date is inconsistent with the matters which are the subject of such representations in Section 5. Notwithstanding the foregoing, Seller shall not have any liability with respect to any breach to the extent the loss sustained by Purchaser as a result thereof does not exceed $25,000.00 in the aggregate, provided, further if any such loss exceeds $25,000.00, Seller shall be liable for the total amount of such loss subject to the maximum liability provisions herein contained.
     7. Closing.
          (a) Closing Date. The closing of the purchase and sale contemplated by this Agreement (the “Closing”) shall occur on or prior to the Closing Date, subject to delays occasioned by operation of Section 8(b), at the office of the Title Company or at such other time and place as the parties may mutually agree.

          (b) Purchaser’s Closing Conditions Precedent. Purchaser’s obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions (“Purchaser’s Closing Conditions Precedent”); provided, however that Purchaser shall have the unilateral right to waive any Purchaser’s Closing Conditions Precedent, in whole or in part, by written notice to Seller:
(i)	The representations in Section 5 of Seller hereof shall be, in all material respects, true and complete as of the Closing.

(ii)	Seller shall have performed all of the obligations required to be performed by Seller under this Agreement, as and when required by this Agreement, in all material respects.

(iii)	There shall not have been instituted and be pending any action or proceeding before any court, governmental agency or other regulatory or administrative agency or commission challenging the purchase and sale of the Subject Property or the transactions related thereto that seeks to restrain, prevent or change the transactions contemplated hereby or questions the validity of such transactions.

(iv)	Neither the Purchaser nor the Seller shall have terminated this Agreement as provided herein.

(v)	Purchaser shall have received from Tenant an estoppel certificate at least five (5) days prior to the Closing Date, substantially in the form of Exhibit H attached hereto.
          (c) Seller’s Conditions Precedent. Seller’s obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions (“Seller’s Closing Conditions Precedent”), but Seller shall have the unilateral right to waive, in whole or in part, any Seller’s Closing Conditions Precedent by written notice to Purchaser:
(i)	The representations in Section 6 of Purchaser hereof shall be, in all material respects, true and complete.

(ii)	Purchaser shall have performed all of the obligations required to be performed by Purchaser under this Agreement, as and when required by this Agreement, in all material respects.
In the event Purchaser’s Closing Conditions Precedent or Seller’s Closing Conditions Precedent, as the case may be, have not been satisfied or waived as of the scheduled Closing Date as the same may be extended as permitted above, and provided the failure to satisfy or waive any such condition is not attributable to a breach or default of this Agreement by Seller or Purchaser, as the case may be (in which event the provisions of Section 10 shall apply), this Agreement shall terminate (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination) and the Earnest Money shall promptly be returned to Purchaser; provided, however, upon such termination Purchaser shall, at the request of Seller, execute any document reasonably requested by Seller to evidence such termination, including, without limitation, a quit claim deed. Upon such termination, neither party will have any further rights or obligations (other than the Surviving Indemnity Obligations which shall survive any such termination) regarding this Agreement or the Subject Property.

     8. Closing Deliveries.
          (a) Seller’s Closing Documents. On the Closing Date Seller shall execute and/or deliver to Purchaser or cause to be executed and/or delivered the following (collectively, “Seller’s Closing Documents”):
(i)	Deed. A Special Warranty Deed (“Deed”) conveying the Real Property to Purchaser in the form attached as Exhibit I hereto.

(ii)	Bill of Sale. A Bill of Sale transferring the Personal Property for the Subject Property, if any.

(iii)	Termination of Management Agreement. Evidence that any management agreement for the Subject Property has been terminated.

(iv)	Certificate Regarding Representations in Section 5. A certificate stating that the representations in Section 5 made by Seller under this Agreement are true and complete in all material respects as of the Closing Date, or indicating any material and adverse change in any such representations.

(v)	FIRPTA Affidavit. A non-foreign affidavit properly containing such information as is required by Section 1445(b)(2) of the Internal Revenue Code and its regulations promulgated thereunder.

(vi)	Title Documents. Such affidavits of Seller, transfer tax declarations or other documents as may be reasonably required by Title Company in order to record the Deed and issue the Title Insurance Policy.

(vii)	Miscellaneous. Other documents reasonably required to consummate the transaction this Agreement contemplates.
          (b) Title Insurance Policy. At Closing, Seller shall cause the Title Company, to deliver to Purchaser the Title Insurance Policy, marked-up title commitments or proforma owner’s policies in accordance with the Commitment. If the Title Insurance Policy which the Title Company is prepared to issue shows any Unpermitted Encumbrances, Seller covenants and agrees, within thirty (30) days after the scheduled Closing Date (such 30-day period being sometimes hereinafter referred to as the “Cure Period”), to use reasonable efforts to remove such Unpermitted Encumbrances or to cause the Title Company to issue its endorsement over any such Unpermitted Encumbrances, which endorsement shall be in form and substance acceptable to Purchaser in its sole discretion and the Closing shall be delayed in accordance with this Section 8(b) while Seller undertakes such efforts. If, after using reasonable efforts, as aforesaid, Seller cannot cause such Unpermitted Encumbrances to be removed or if Seller cannot cause the Title Company to issue its endorsement over any such Unpermitted Encumbrances on or before the expiration of the Cure Period, Purchaser shall, within five (5) business days following expiration of the Cure Period, elect to either (i) terminate this Agreement (other than Surviving Indemnity Obligations, which obligations shall survive any such termination) and the Earnest Money shall be returned to Purchaser, provided if Seller so requests, Purchaser shall execute any document reasonably requested by Seller to evidence such termination including, without limitation, a quit claim deed, and neither party will have any further obligations (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination) or (ii) take title to the Real Property subject to the Unpermitted Encumbrances as it then is (without any reduction in the Purchase Price), provided that Seller shall remove any mortgage or similar financing lien against Seller. Failure of Purchaser to notify Seller within the time limits prescribed herein shall constitute an election under clause (ii) above.

          (c) Purchaser’s Closing Documents. On the Closing Date, Purchaser will execute and/or deliver or cause to be executed and/or delivered to Seller the following (collectively, “Purchaser’s Closing Documents”):
(i)	Purchase Price. The Purchase Price, plus or minus prorations or other adjustments, if any, by wire transfer of immediately available funds, to be received in Title Company’s trust account on or before 12:00 p.m. central standard time on the Closing Date.

(ii)	Title Documents. Such affidavits of Purchaser, transfer tax declarations or other documents as may be reasonably required by Title Company in order to record the Deed and issue the Title Insurance Policy.

(iii)	Certificate Regarding Representations in Section 6. A certificate executed by Purchaser certifying that representations in Section 6 made by Purchaser under this Agreement are true and complete in all material respects as of the Closing Date.

(iv)	Miscellaneous. Other documents reasonably required to consummate the transaction this Agreement contemplates.
          (d) Purchaser’s and Seller’s Closing Documents. On the Closing Date, Seller and Purchaser shall jointly execute and deliver or cause to be executed and delivered the following (together with the Purchaser’s Closing Documents and the Seller’s Closing Documents, the “Closing Documents”:
(i)	Closing Statement. A Closing Statement in form and substance reasonably acceptable to both Seller and Purchaser and consistent with the terms of this Agreement, showing the Purchase Price and all prorations, adjustments, credits and debits this Agreement describes.

(ii)	Assignment and Assumption of Lease. An Assignment and Assumption of Lease in the form of Exhibit J attached hereto (the “Assignment and Assumption of Lease”).

(iii)	Assignment and Assumption of Contracts and Project Documents. An Assignment and Assumption of Contracts and Project Documents in the form of Exhibit K attached hereto (the “Assignment and Assumption of Contracts and Project Documents”).

(iv)	Notices to Tenants. Written notices to the Tenants advising them of the sale of the Subject Property and directing them to make future lease payments and to send all notices or other communications to Purchaser at the place designated by Purchaser in the form of Exhibit N attached hereto.

(v)	Designation Agreement. A Designation Agreement executed by Seller, Purchaser and Title Company designating the “reporting person” for purposes of completing the Internal Revenue Service Form 1099 and, if applicable, Internal Revenue Form 8594 (the “Designation Agreement”).

(vi)	Miscellaneous. Such other documents, instruments and affidavits as shall be reasonably necessary to consummate the transaction contemplated hereby.

(vii)	Tax Declarations and Affidavits. Transfer tax declarations or affidavits to the extent required by law with respect to the Subject Property.

          (e) Post-Closing Deliveries. Within a reasonable time following the Closing, Seller shall deliver, or cause to be delivered, the following items to Purchaser:
(i)	Original Documents. Original copies of the Lease, the Permits, the Warranties, the Service Contracts to the extent not previously delivered to Purchaser, (to the extent assumed by Purchaser) and the Plans to the extent in Seller’s possession.

(ii)	Keys and Manuals. Seller shall deliver to Purchaser all of the keys in Seller’s possession to any door or lock at the Subject Property, in the possession or control of the Seller.

(iii)	Tenant Files. The current tenant files, including notices, financial information, and other information to the extent such items are in the possession of Seller and subject to any confidentiality restrictions imposed upon Seller by the applicable tenant.
     9. Adjustment and Prorations. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Subject Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. The amount of such prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available. Seller and Purchaser agree to cooperate and use their good faith and diligent efforts to make such adjustments within a reasonable time after the calendar year end following Closing. Except as specifically provided otherwise herein, items of income and expense for the period prior to the Closing Date will be for the account of Seller and items of income and expense for the period on and after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting. Bills received after Closing that relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid by Purchaser if such bills are for Operating Expense Pass-Throughs (as hereinafter defined). The obligations of the parties pursuant to this Section 9 shall survive the Closing and shall not merge into any documents of conveyance delivered at Closing.
          (a) Real Estate Taxes and Special Assessments. Real estate taxes and assessments imposed by governmental authority (and any assessments imposed by private covenant) due and payable in the year of Closing shall be prorated as of the Closing Date based upon the most recent tax bills or assessment. Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing. Special assessments shall be prorated according to the due dates of installments, with Seller being responsible for installments that become due and payable before the Closing Date, and Purchaser being responsible for installments that become due and payable on or after the Closing Date. If, for the fiscal tax year in which the Closing is held, or any prior year, there are any tax protests filed, or abatement application proceedings pending at any time prior to the Closing with reference to the Property, Seller shall have the right to settle such protests or proceedings as long as such settlement does not include any agreement as to the valuation of the Property for real estate tax purposes for the period after the Closing. Otherwise, Seller shall not settle the same without Purchaser’s prior written consent. All amounts recovered as a result thereof, whether by settlement or otherwise, shall, net of attorneys’ fees and other expenses, be apportioned as of the Closing for the fiscal tax year in which the Closing is held, and paid, when received, to the parties entitled thereto; provided, however, that to the extent any such amounts are payable to Tenant pursuant to the terms of the Lease, such amounts shall be promptly paid over to such Tenant. The parties agree to execute any papers or take such steps, either before or after any Closing, as may be necessary to carry out the intention of the foregoing.

          (b) Title Insurance. Purchaser shall pay all title examination fees of Title Company, the premium for the cost of the Title Insurance Policy with endorsements and all costs of any lender’s title insurance policy, if applicable.
          (c) Survey Costs. Purchaser shall pay all costs of the Survey.
          (d) Closing Fee. Seller and Purchaser will each pay one-half of any reasonable and customary closing fee charged by the Title Company.
          (e) Transfer Tax. The Virginia Grantor Tax applicable to the sale, and any additional transfer taxes including, without limitation, state and county transfer or recordation taxes, regarding the Deed to be delivered by Seller under this Agreement shall be split equally between Seller and Purchaser. Purchaser shall pay for any mortgage registration or recording taxes in connection with any loan documentation or mortgages recorded by Purchaser and/or Purchaser’s lender, if any.
          (f) Collected Rents. All collected net rent (excluding Operating Expense Pass-Throughs) and other collected income under the Lease shall be prorated as of the Closing. Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. Purchaser shall apply rent and other income from Tenant that are collected by Purchaser after the Closing unless the Tenant properly identifies the payment as being for a specific item, in the following order: (i) first, to Purchaser’s reasonable costs of collection incurred with respect to such Tenant, (ii) second, to Purchaser in payment of the current rent due under such Lease, (iii) third, to Purchaser in payment of delinquent rent due under such Lease for the period from and after the Closing, and (iv) fourth, to Seller in payment of rent coming due and payable prior to the Closing. Any prepaid rents for the period on or following the Closing Date shall be paid over by Seller to Purchaser. Purchaser will make commercially reasonable efforts, without suit, to collect any rents relating to the period before Closing. Seller shall have the right to sue delinquent Tenants for delinquent rent so long as Seller does not cause a termination of any Lease.
          (g) Operating Expense Pass-Throughs. Seller, as landlord under the Lease, is currently collecting from Tenant under the Lease additional rent and an expense stop to cover taxes, insurance, utilities, common area maintenance and other operating costs and expenses (collectively, “Operating Expense Pass-Throughs”) in connection with the ownership, operation, maintenance and management of the Subject Property. Seller and Purchaser shall each receive a debit or credit, as the case may be, for the difference between the Tenant’s collected account balance for Operating Expense Pass-Throughs and the amount of Operating Expense Pass-Throughs due to or from Tenant as of the Closing Date. Operating Expense Pass-Throughs for Seller’s period of ownership shall be reasonably estimated by the parties if final bills are not available. If Seller was overpaid by any Tenant for the period with respect to any such charges prior to Closing, Seller shall remit to Purchaser such estimated overpayment at Closing. If Seller was underpaid by any Tenant for the period with respect to any such charges prior to Closing, Seller shall receive a credit at Closing for the amount of such estimated underpayment. Any item in this Section 9(g) that is paid directly by any Tenant pursuant to its Lease shall not be prorated between the parties, and Purchaser shall look to the Tenant to pay such items. Seller and Purchaser agree to cooperate and use their good faith and diligent efforts to do a true-up and make any necessary adjustments to the proration of the Operating Expense Pass-Throughs within ninety (90) days after the calendar year end following Closing.
          (h) Security Deposits. Purchaser shall receive a credit against the Purchase Price in an amount equal to the sum of all unapplied cash security deposits in Seller’s possession plus, if accrued interest on such security deposits must be reimbursed to any Tenant that paid a security deposit, all interest accrued on such security deposits.

          (i) Recording Costs. Seller and Purchaser shall each pay one-half of the cost of recording the Deed and all other recording costs, except Purchaser shall pay any and all recording costs in connection with any loan documentation or mortgages recorded by Purchaser and/or Purchaser’s lender, if any.
          (j) Leasing Commissions for Renewals, Expansions and Options. Purchaser shall be responsible to pay any leasing commissions due with respect to the renewal, expansion or exercise of options on any Lease, as set forth on Exhibit B-1.
          (k) Other Costs. All other costs shall be allocated in accordance with the customs prevailing in similar transactions in the respective metropolitan areas where the Subject Property is located.
Except as otherwise expressly provided in this Agreement, all prorations provided for herein shall be final.
     10. Default/Remedies. IN THE EVENT OF A BREACH OR DEFAULT BY SELLER IN CLOSING THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, PURCHASER, AS ITS SOLE AND EXCLUSIVE REMEDY, SHALL HAVE THE RIGHT EITHER (I) TO TERMINATE THIS AGREEMENT AND RECEIVE A RETURN OF THE EARNEST MONEY AND SELLER SHALL REIMBURSE PURCHASER FOR ITS REASONABLE OUT OF POCKET COSTS UP TO A MAXIMUM AMOUNT OF $37,500.00 ASSOCIATED WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT AND ITS EXAMINATION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE FEES AND DISBURSEMENTS OF ITS COUNSEL, ADVISERS, AND AGENTS, OR (II) TO ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT, PROVIDED THAT ANY ACTION FOR SPECIFIC PERFORMANCE BE COMMENCED WITHIN NINETY (90) DAYS OF THE SCHEDULED CLOSING DATE (OR SUCH LONGER PERIOD AS MAY BE REQUIRED BY LAW), AS THE SAME MAY HAVE BEEN EXTENDED PURSUANT TO THE PROVISIONS HEREOF. EXCEPT FOR THE SURVIVING INDEMNITY OBLIGATIONS, WHICH SHALL SURVIVE TERMINATION OF THE AGREEMENT, IN THE EVENT OF A BREACH OR DEFAULT BY PURCHASER IN CLOSING THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND RECEIVE THE EARNEST MONEY AS LIQUIDATED DAMAGES, IT BEING AGREED BY SELLER AND PURCHASER THAT THE DAMAGES TO SELLER IN CASE OF DEFAULT BY PURCHASER MAY BE IMPOSSIBLE TO ASCERTAIN AND THAT THE EARNEST MONEY CONSTITUTES A FAIR AND REASONABLE AMOUNT OF DAMAGES IN THE CIRCUMSTANCES AND IS NOT A PENALTY. NOTHING HEREIN CONTAINED SHALL LIMIT THE RIGHTS OR OBLIGATIONS OF THE PARTIES WITH RESPECT TO A DEFAULT UNDER THIS AGREEMENT OCCURRING AFTER THE CLOSING DATE, AND IN SUCH CASE THE PARTIES SHALL HAVE ALL RIGHTS AND REMEDIES AVAILABLE AT LAW, IN EQUITY OR OTHERWISE INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SPECIFIC PERFORMANCE, SUBJECT TO THE CONDITIONS AND LIMITATIONS HEREIN SET FORTH, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF SECTION 6(b) HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER PARTY SHALL BE ENTITLED TO RECEIVE SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES UNDER THIS AGREEMENT OR OTHER DOCUMENTS DELIVERED IN CONNECTION HEREWITH.
     11. Damage. If, prior to the Closing Date, all or any part of the Improvements are substantially damaged by fire or other casualty, Seller shall promptly give notice to Purchaser of such fact. Thereafter, at Purchaser’s option (to be exercised by Purchaser’s written notice to Seller given within thirty (30) days after Seller’s initial notice to Purchaser), this Agreement shall terminate with respect to the Subject Property. In the event of any such termination of this Agreement, the Earnest Money shall be returned to Purchaser and thereafter neither party will have any further obligations under this Agreement (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination), that Purchaser shall, at the request of Seller, execute any document reasonably requested by Seller to evidence such termination including, without limitation, a quit claim deed. If Purchaser fails to elect to terminate this Agreement (in the manner provided in this Section 11) despite such damage, or if the Improvements are damaged but not substantially, Seller shall promptly commence to repair such damage or destruction and to return the damaged Improvements to substantially their condition prior to such damage. If such damage shall be completely repaired prior to the Closing Date, then there shall be no reduction in the Purchase Price, and Seller shall retain the proceeds of all insurance related to such damage. If such damage shall not be completely repaired prior to the Closing Date, but Seller is diligently proceeding to repair, then Seller shall complete the repair after the Closing Date and shall be entitled to receive the proceeds of all insurance related to such damage; provided, however, that Purchaser shall have the right to delay the Closing Date until repair is completed. For purposes of this Section 11, the phrase “substantially damaged” means damage that gives rise to the ability of the Tenant(s) leasing at least fifty percent (50%) of the rentable square feet in the Subject Property (in the aggregate) to terminate such Tenants’ Lease(s) pursuant to the terms and conditions of such Lease(s) and such Tenant(s) actually terminate such Lease(s).
     12. Condemnation. If, prior to the Closing Date, eminent domain proceedings are commenced against all or any substantial part of the Subject Property, Seller shall immediately give notice to Purchaser of such fact and, at Purchaser’s option (to be exercised within fifteen (15) days after Seller’s notice), this Agreement shall terminate with respect to the Subject Property. In the event of any such termination, the Earnest Money shall be returned to Purchaser and thereafter neither party will have further obligations under this Agreement (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination), except that Purchaser shall, at the request of Seller, execute any document reasonably requested by Seller to evidence such termination including, without limitation, a quit claim deed. If Purchaser fails to elect to terminate this Agreement in the manner provided in this Section 12, then there shall be no reduction in the Purchase Price, and Seller shall assign to Purchaser at the Closing Date all of Seller’s right, title and interest in and to any award made or to be made in the condemnation proceedings. Prior to the Closing Date, Seller shall not designate counsel, appear in, or otherwise act with respect to the condemnation proceedings without Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if any action is necessary with respect to such proceeding to avoid any forfeiture or material prejudice, Seller shall be entitled to take such action as and to the extent necessary without obtaining Purchaser’s prior written consent. For purposes of this Section, the words “substantial part” means that the portion of the Subject Property to be so taken gives rise to the ability of the Tenant(s) leasing at least fifty percent (50%) of the rentable square feet in the Subject Property (in the aggregate) to terminate such Tenants’ Lease(s) pursuant to the terms and conditions of such Lease(s) and such Tenant(s) actually terminate such Lease(s).
     13. Broker’s Commissions. Seller represents to Purchaser that insofar as Seller knows, no third party broker or finder has been engaged or consulted by Seller or is entitled to compensation or commission in connection herewith, other than Secured Capital Corporation (“Seller’s Broker”). Seller shall be responsible to pay commissions due to Seller’s Broker in connection with the sale contemplated by this Agreement. Seller shall defend, indemnify and hold harmless Purchaser from and against any and all claims of brokers, finders of any like third party claiming any right to commission or compensation by or through acts of Seller in connection herewith. Purchaser represents and warrants to Seller that insofar as Purchaser knows, no third party broker or finder has been engaged or consulted by Purchaser or is entitled to compensation or commission in connection herewith, other than Grubb and Ellis.

Purchaser shall defend, indemnify and hold harmless Seller from and against any and all claims of brokers, finders or any like party claiming any right to commission or compensation by or through acts of Purchaser in connection herewith. The indemnity obligations hereunder shall include all damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from and related to matters being indemnified hereunder, and shall survive Closing and execution and delivery of the Deed; provided, however, the total liability of Seller with respect to the foregoing indemnity obligation shall be subject to the conditions and limitations set forth in Section 6(d) hereof.
     14. Environmental Disclosure. Certain federal laws and state laws, including without limitation the Comprehensive Environmental Response Compensation & Liability Act of 1980 (CERCLA), 42 U.S.C. Section 9601 et seq., require sellers of certain real estate to disclose the existence of hazardous substances located on or beneath the property being transferred. To satisfy such obligations under any and all applicable laws, ordinance, rules and regulations, Seller hereby discloses that the Real Property contains or contained such hazardous materials (if any) as described in the environmental reports listed on Exhibit L attached hereto and made a part hereof (the “Reports”). Seller shall deliver the Reports to Purchaser within three (3) business days following the execution of this Agreement, and Purchaser shall acknowledge receipt of the Reports. Purchaser acknowledges and agrees that the Reports are provided by Seller for informational purposes only and that Seller makes no representations or warranties as to the accuracy or completeness of the Reports. Purchaser will conduct its own investigations and studies of the Subject Property as it deems necessary or appropriate in order to determine the presence or absence of hazardous materials on or within the Subject Property. Purchaser hereby (a) agrees that Purchaser is relying solely on its own investigation, if any, of the Subject Property covering the effect of any hazardous materials that may be on about or within the Subject Property, whether disclosed by such investigations or not (collectively, the “Hazardous Materials Effect”) and (b) assumes the risk of any and all liabilities, claims, demands, suits, judgments, losses, damages, expenses (including, without limitation, attorney’s fees) and other obligations arising out of or incurred in connection with the Hazardous Materials Effect, if any.
     15. Assignment. Purchaser may not assign its rights under this Agreement without the prior written consent of Seller; provided, however, Purchaser may assign its rights under this Agreement to (i) Columbia Equity Trust, Inc. (the “REIT”), (ii) Columbia Equity, L.P. (the “OP”), or (iii) any trust, corporation, partnership or limited liability company controlling, controlled by or under common control with Purchaser, the REIT or the OP. For purposes hereof, “control” shall mean ownership (directly or indirectly) of 51% or more of the voting or comparable ownership interest of any such trust, corporation, partnership or limited liability company. Any assignment shall be subject to all the provisions, terms, covenants and conditions of this Agreement and the assignor shall, in any event, continue to be and remain liable under this Agreement, as it may be amended from time to time, as a principal and not as a surety, without notice to such assignor. Any such assignment and assumption shall be evidenced by a written agreement in form and substance reasonably acceptable to Seller.
     16. Non-Recourse to Partners of Partnership. Seller and Purchaser agree that the neither the general partner nor any limited partner of Seller shall be personally liable for any obligations under this Agreement or any document executed in connection herewith.
     17. Catastrophic Environmental Event. If, after the Contingency Date and prior to the Closing Date, any Catastrophic Environmental Event (as defined below) occurs with respect to the Subject Property, Seller shall give notice to Purchaser of such fact promptly after Seller becomes aware of such occurrence. Thereafter, at Purchaser’s option (to be exercised by Purchaser’s written notice to Seller given within thirty (30) days after Seller’s initial notice to Purchaser), this Agreement shall terminate.

In the event of any such termination of this Agreement, neither party will have any further obligations under this Agreement (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination), except that Purchaser shall, at the request of Seller, execute any document reasonably requested by Seller to evidence such termination including, without limitation, a quit claim deed. If Purchaser fails to elect to terminate this Agreement in the manner provided in this Section 17, then there shall be no reduction in the Purchase Price, and the parties shall proceed to Closing upon the terms and conditions of this Agreement. For purposes of this Section 17, the phrase “Catastrophic Environmental Event” means an adverse environmental event on the Subject Property resulting in a violation of applicable environmental laws requiring cleanup. Notwithstanding the foregoing, an adverse environmental event shall not be a Catastrophic Environmental Event if a “no further action” letter addressed to Seller or a “no association” letter addressed to Purchaser, or their equivalents, has been received from the relevant governmental authorities prior to Closing.
     18. Notices. Any notice or other communication in connection with this Agreement shall be in writing and shall be sent by nationally recognized overnight courier guaranteed next business day delivery, by telecopy or facsimile transmission (provided that such notice sent by facsimile is also sent via nationally recognized overnight courier for guaranteed next business day delivery), or by personal delivery, properly addressed as follows:

If to Seller:	OPUS REAL ESTATE VIRGINIA III, L.L.C.
10350 Bren Road West
Minnetonka, MN 95343
Attn: Andrew C. Deckas
Facsimile No.: (952) 656-4750

With a copy to:	Opus L.L.C.
10350 Bren Road West
Minnetonka, MN 55343
Attn: Legal Department
Facsimile No.: (952) 656-4755

And a copy to:	Briggs and Morgan, Professional Association
2200 IDS Center
Minneapolis, MN 55402
Attn: David G. Greening
Facsimile No. (612) 977-8650

If to Purchaser:	Carr Capital Corporation
1750 H Street, NW, Suite 500
Washington, D.C. 20006
Attn: Oliver T. Carr, III
Facsimile No.: (202) 303-3078

With a copy to:	Hunton &Williams LLP
1900 K Street, NW
Washington, D.C. 20006-1109
Attn: John M. Ratino, Esq.
Facsimile No.: (202) 828-3779
All notices shall be deemed given one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or by telecopy or facsimile transmission (with proof of transmission).

Attorneys for each party shall be authorized to give notices for each such party. Notwithstanding anything herein to the contrary, in the event any notice is required hereunder within a period of less than three (3) business days, such notice shall be given by facsimile transmission, personal delivery or overnight courier, all as provided above. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.
     19. Captions. The section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.
     20. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein contained, and all prior negotiations, discussions, writings and agreements between the parties with respect to the subject matter herein contained are superseded and of no further force and effect. No covenant, term or condition of this Agreement shall be deemed to have been waived by either party, unless such waiver is in writing signed by the party charged with such waiver.
     21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     22. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
     23. Severability. The unenforceability or invalidity of any provisions hereof shall not render any other provision herein contained unenforceable or invalid.
     24. “As Is” Sale. PURCHASER ACKNOWLEDGES THAT EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT (A) NEITHER SELLER, NOR ANY OWNER, PRINCIPAL, AGENT, ATTORNEY, EMPLOYEE, BROKER, OR OTHER REPRESENTATIVE OF SELLER, HAS MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT PROPERTY OR ANY MATTER RELATED THERETO, AND (B) PURCHASER IS NOT RELYING ON ANY WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE SUBJECT PROPERTY, AND THAT PURCHASER IS ACQUIRING THE SUBJECT PROPERTY IN ITS “AS-IS” CONDITION WITH ALL FAULTS, AND (C) PURCHASER RELEASES SELLER FROM ANY CLAIMS, DAMAGES OR LIABILITIES RELATING TO THE CONDITION OF THE SUBJECT PROPERTY. IN PARTICULAR, BUT WITHOUT LIMITATION, EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE USE, CONDITION, OCCUPATION OR MANAGEMENT OF THE SUBJECT PROPERTY, COMPLIANCE OF THE SUBJECT PROPERTY WITH APPLICABLE STATUTES, LAWS, CODES, ORDINANCES, REGULATIONS OR REQUIREMENTS OR COMPLIANCE OF THE SUBJECT PROPERTY WITH COVENANTS, CONDITIONS, AND RESTRICTIONS, WHETHER OR NOT OF RECORD. PURCHASER’S WAIVERS APPLY TO ALL CLAIMS OF ANY NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ABSOLUTE OR CONTINGENT, AND WHETHER OR NOT DISCOVERABLE BY PURCHASER, THAT PURCHASER NOW HOLDS OR MAY HOLD AT ANY TIME IN THE FUTURE.

     25. Indemnification for Lease Claims. Seller will indemnify, defend and hold harmless Purchaser from any and all liabilities, claims, damages, costs or expenses (including reasonable attorneys’ fees) arising from claims by Tenants under the Lease as a result of any obligations and duties of the landlord thereunder arising prior to the Closing Date, except for claims relating to the physical condition of the Subject Property or any Hazardous Materials Effect. Purchaser and will indemnify, defend and hold harmless Seller from any and all liabilities, claims, damages, costs or expenses (including reasonable attorneys’ fees) arising from claims by Tenants under the Lease as a result of any obligations and duties of landlord thereunder arising on or after the Closing Date. The indemnification obligations contained in this Section 25 shall survive Closing.
     26. Time of Essence. Time is of the essence of this Agreement.
     27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     28. Interpretation. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     29. Return of Documents; Confidentiality; Exclusivity. In the event that this Agreement is terminated or cancelled without Purchaser acquiring the Subject Property pursuant to the terms hereof, Purchaser shall, within five (5) business days thereafter, deliver to Seller all due diligence materials delivered by Seller to Purchaser. Prior to the Closing, Purchaser agrees not to disclose any due diligence materials to third parties, except that Purchaser may disclose such information to (i) those employed or engaged by Purchaser in connection with Purchaser’s due diligence investigations, (ii) to Purchaser’s attorneys, potential lenders, title and escrow officers and others involved in connection with the transactions described in this Agreement, (iii) to Seller’s directors, officers, shareholders, partners, subsidiaries and other affiliates, (iv) to the extent required by law (including disclosure by the REIT, as determined in Purchaser’s sole discretion, in any registration statement or other filing with the U.S. Securities and Exchange Commission), subpoena or court order. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including attorney’s fees) asserted against or incurred by Seller as a result of any violation of, or failure to comply with this Section 29. Seller agrees that during the continuance of this Agreement, Seller shall not offer the Subject Property (or any interest therein) for sale or lease, except for lease of commercial, office or industrial space in the ordinary course of business, to any other party, or negotiate, solicit or entertain any offers to purchase or lease the Subject Property (or any interest therein) other than lease of commercial, office or industrial space in the ordinary course of business The obligations in this Section 29 shall survive Closing or termination of this Agreement.
     30. IRS Reporting Requirements. Seller and Purchaser acknowledge and agree that Section 6045(e) of the Internal Revenue Code of 1986 requires that notice of the sale and purchase of the Subject Property described in this Agreement, be provided to the Internal Revenue Service (the “IRS”) by preparation of and filing with the IRS of one or more IRS Form 1099-B; and further, Seller and Purchaser agree to furnish and provide the Title Company any and all information and documentation, including without limitation the Designation Agreements, that the Title Company may require in order for the Title Company to (a) comply with all instructions to the IRS Forms 1099-B in the preparation thereof, and (b) prepare and timely file with the IRS said IRS Forms 1099-B with respect to this transaction.
     31. Attorneys’ Fees. If either party commences an action against the other to enforce this Agreement or because of the breach by either party of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorney fees, costs, and expenses (including expert fees and costs) incurred in connection with the prosecution or defense of such action, including any appeal, in addition to all other relief.

     32. Schedule and Exhibits. The following schedule and exhibits are made a part hereof, with the same force and effect as if specifically set forth herein:

Exhibit A	-	Legal Description
Exhibit B	-	Schedule of Lease
Exhibit B-1	-	Outstanding Broker Commissions
Exhibit C	-	Schedule of Permits
Exhibit D	-	Schedule of Service Contracts
Exhibit E	-	Schedule of Warranties
Exhibit F	-	Form of Earnest Money Escrow Agreement
Exhibit G	-	Intentionally Omitted
Exhibit H	-	Form of Tenant Estoppel Certificate
Exhibit I	-	Form of Special Warranty Deed
Exhibit J	-	Form of Assignment and Assumption of Lease
Exhibit K	-	Form of Assignment and Assumption of Contracts and Project Documents
Exhibit L	-	List of Environmental Reports
Exhibit M	-	Additional Information
Exhibit N	-	Tenant Notice
[Signature Pages Follow]

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the day and year first above written.

SELLER:

OPUS REAL ESTATE VIRGINIA III, L.L.C., a Delaware
limited liability company

By:	/s/ Andrew C. Dekas
Name: Andrew C. Dekas
Its: Vice President
     Opus Real Estate III Limited Partnership, a Delaware limited partnership (“Partnership”) hereby joins this Agreement for the sole purpose of agreeing to perform, and to be jointly and severally liable for the performance of, Seller’s obligations under the Warranty set forth in Section 6(b) of the foregoing Agreement provided, that in no event shall Partnership’s total liability under this joinder paragraph exceed Seven Hundred Fifty and No/100 Dollars ($750,000.00).

OPUS REAL ESTATE III LIMITED PARTNERSHIP,
a Delaware limited partnership

By: OPUS REAL ESTATE, L.L.C., a Delaware limited liability company

By:	/s/ Andrew C. Dekas
Name: Andrew C. Dekas
Its: Vice President
[Signature Page to Purchase Agreement (Westfields)]

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the day and year first above written.

PURCHASER:

CARR CAPITAL CORPORATION, a District of Columbia corporation

By:	/s/ Oliver T. Carr, III
Name: Oliver T. Carr, III
Title: President
[Signature Page to Purchase Agreement (Westfields)]

Exhibit A
Legal Description
All of that certain lot or parcel of land situated, lying and being in Fairfax County, Virginia, and being more particularly described as follows:

PARCEL 31B-2, Westfields International Corporate Center at Dulles, containing 6.2703 acres, more or less, as shown on a plat attached to a Deed of Resubdivision recorded in Deed Book 10120 at Page 452 among the land records of Fairfax County, Virginia.

LESS AND EXCEPT those portions dedicated for public street purposes within the Deed of Dedication, Easement and Vacation recorded in Deed Book 10978 at page 1218 among the aforesaid land records.

A-1

Exhibit B
Schedule of Lease
Lease in favor of Veridian Information Solutions, Inc., as tenant, dated July 25, 2000, amended November 30, 2000.
1. Office Deed of Lease Agreement dated 07/25/00

2. Commencement Date Memo dated 02/06/01

3. Guaranty of Lease by Veridian Corporation

4. Amendment to Office Deed of Lease Agreement dated 11/30/00

B-1

Exhibit B-1
Outstanding Broker Commissions (Lease)
None.

B-1-1

Exhibit C
Schedule of Permits
1.	Fairfax County construction permit dated June 28, 1999

2.	Fairfax County tenant improvement permit dated November 17, 2000

C-1

Exhibit D
Schedule of Service Contracts

Service Provider:	Mid-Atlantic Power Specialists, Inc.
Service Provided:	Infrared Scanning of Electrical Distribution Equipment
Term of Agreement:	9/1/04 thru 8/31/05
Cancellation Option:	30 day notice

Service Provider:	Otis Elevator Co.
Service Provided:	Elevator Maintenance
Term of Agreement:	4/1/04 thru 3/31/09
Cancellation Option:	No

Service Provider:	Kastle Systems LLC
Service Provided:	Fire Panel Monitoring System
Term of Agreement:	1/1/2005 thru 12/31/05
Cancellation Option:	30 day notice

Service Provider:	Chesapeake Protection Services, Inc.
Service Provided:	Inspection, Testing and Maintenance of Sprinkler and Fire
Term of Agreement:	9/1/04 thru 8/31/05
Cancellation Option:	30 day notice

Service Provider:	A-1 Lawn and Landscaping
Service Provided:	Exterior Landscape Maintenance
Term of Agreement:	3/1/05 thru 2/24/06
Cancellation Option:	30 day notice

Service Provider:	A-1 Lawn and Landscaping
Service Provided:	Snow Removal
Term of Agreement:	11/1/04 thru 10/31/05
Cancellation Option:	30 day notice

Service Provider:	Ilex Woodcare
Service Provided:	Millwork Maintenance
Term of Agreement:	11/1/04 thru 10/31/05
Cancellation Option:	30 day notice

Service Provider:	Western Pest Services
Service Provided:	Exterminating
Term of Agreement:	3/1/05 thru 2/29/06
Cancellation Option:	30 day notice

Service Provider:	Kevco Building Services, Inc.
Service Provided:	Exterior & Interior Window Washing Service
Term of Agreement:	5/1/05 thru 6/30/05
Cancellation Option:	Yes, delivery of notice

D-1

Exhibit E
Schedule of Warranties

Item	Company	Expiration Date

Roofing System	Firestone	1/06/2010

E-1

Exhibit F
Earnest Money Escrow Agreement
     THIS EARNEST MONEY ESCROW AGREEMENT (“Agreement”) is made as of ___ ___, 2005, by and among OPUS REAL ESTATE VIRGINIA III, L.L.C., a Delaware limited liability company (“Seller”), CARR CAPITAL CORPORATION, a District of Columbia corporation (“Purchaser”), and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (“Escrow Agent”).
RECITALS:
     A. By that certain Purchase Agreement dated as of June ___, 2005 (“Purchase Agreement”), between Seller and Purchaser, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller all of Seller’s right, title and interest in and to the Subject Property, upon and subject to the terms and provisions set forth in the Purchase Agreement. Pursuant to the terms and provisions of the Purchase Agreement, Purchaser has agreed to deposit into escrow with Escrow Agent the sum in cash of $200,000 earnest money as Initial Earnest Money (as defined therein) and the sum in cash of $300,000 earnest money as Additional Earnest Money (as defined therein) (together with the interest thereon less any investment fees related thereto, the Initial Earnest Money and Additional Earnest Money shall be referred to as the “Earnest Money”), to be held, invested and disbursed by Escrow Agent in accordance with the terms and conditions of this Agreement.
     B. Escrow Agent has agreed to act as escrow agent to hold, administer, invest and disburse the Earnest Money on the terms and conditions herein set forth.
     C. Unless otherwise provided herein, all capitalized words and terms used herein shall have the same meanings ascribed to such words and terms as in the Purchase Agreement.
AGREEMENTS:
     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Escrow Agent shall notify Seller and Purchaser in writing upon Escrow Agent’s receipt of either the Earnest Money or the Additional Earnest Money promptly upon Escrow Agent’s receipt of the same.
     2. Escrow Agent shall hold, administer and disburse the Earnest Money pursuant to this Agreement. Escrow Agent, in accordance with written instructions to it from time to time from Purchaser, shall invest, and from time to time reinvest, the Earnest Money as so instructed by Purchaser.
     3. Purchaser’s Tax Identification Number is                     .
     4. Escrow Agent shall not be responsible for any penalties or loss of interest or any delays in withdrawing funds which may be incurred upon withdrawal of the Earnest Money in accordance with instructions given hereunder except to the extent attributable to Escrow Agent’s negligence.

     5.    (a) Upon not less than five (5) business days’ prior written notice executed by Seller and delivered to both Purchaser and Escrow Agent in accordance with Section 7 below, asserting that Seller is entitled to retain the Earnest Money pursuant to the terms of the Purchase Agreement, Escrow Agent shall deliver the Earnest Money to Seller; provided, however, that if Purchaser shall, within said 5 business day period, deliver to Seller and Escrow Agent a written notice that it disputes Seller’s claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court, decree or judgment in a proceeding in which Purchaser and Seller are parties, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.
          (b) Upon not less than five (5) business days’ prior written notice executed by Purchaser and delivered to Seller and Escrow Agent in accordance with Section 7 below, asserting that Purchaser is entitled to the return of the Earnest Money pursuant to the terms of the Purchase Agreement, Escrow Agent shall deliver the Earnest Money to Purchaser; provided, however, that if Seller shall, within said 5 business day period, deliver to Purchaser and Escrow Agent a written notice that it disputes Purchaser’s claim or right to receive back the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment in which Purchaser and Seller are parties, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.
          (c) Subject to the foregoing, this Agreement shall at all times be subject to the joint order of Seller and Purchaser and upon such joint order Escrow Agent shall deliver the Earnest Money as instructed by such joint order.
     6. Seller and Purchaser shall each be responsible for payment of one-half of any escrow fee hereunder. Purchaser shall be responsible for payment of any investment fee.
     7. Any notice or other communication in connection with this Agreement shall be in writing and shall be sent by United States Certified Mail, return receipt requested, postage prepaid, by nationally recognized overnight courier guarantee next day delivery, by telecopy, or by personal delivery, properly addressed as follows:

If to Seller:	Opus Real Estate Virginia III, L.L.C.
10350 Bren Road West
Minneapolis, MN 55343
Attn: Vice President
Facsimile No.: (952) 656-4750

With a copy to:	Opus, L.L.C.
10350 Bren Road West
Minnetonka, Minnesota 55343
Attn: Legal Department
Facsimile No.: (952) 656-4750

And a copy to:	Briggs and Morgan, P.A.
2200 IDS Center
Minneapolis, MN 55402
Attn: David G. Greening
Facsimile No.: (612) 977-8650

If to Purchaser:	Carr Capital Corporation
1750 H Street, NW, Suite 500
Washington, D.C. 20006
Attn: Oliver T. Carr, III
Facsimile No.: (202) 303-3078

With a copy to:	Hunton &Williams LLP
1900 K Street, NW
Washington, D.C. 20006-1109
Attn: John M. Ratino, Esq.
Facsimile No.: (202) 828-3779

If to Escrow Agent:	First American Title Insurance Company
1900 Midwest Plaza West
801 Nicollet Mall
Minneapolis, MN 55402
Attn: Rodney D. Ives
Facsimile No.: (612) 305-2001
     All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified or registered letters, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or telecopy (with proof of transmission). Attorneys for each party shall be authorized to give notices for each such party. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.
     8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Purchase Agreement.
     9. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. In the event that any provision hereof shall be deemed illegal or unenforceable, said provision shall be severed herefrom and the remainder of this Agreement shall be enforced in accordance with the intentions of the parties as herein expressed.
     10. This Agreement may not be amended or altered except by an instrument in writing executed by all the parties hereto.
     11. Except as to deposits of funds for which Escrow Agent has received express written direction concerning investment or other handling, the parties hereto agree that the Escrow Agent shall invest the Earnest Money in Escrow Agent’s customary money market account; provided, however, nothing herein shall diminish Escrow Agent’s obligation to apply the full amount of the deposit together with interest thereon in accordance with the terms of these escrow trust instructions.
     12. If any party shall bring suit against the other to enforce the terms of this Agreement, the losing party shall pay to the prevailing party the prevailing party’s costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in enforcing this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Agreement as of the day and year first above written.

SELLER:

OPUS REAL ESTATE VIRGINIA III, L.L.C., a Delaware limited liability company

By:

Name:

Its:

     IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Agreement as of the day and year first above written.

PURCHASER:

CARR CAPITAL CORPORATION, a District of Columbia corporation

By:

Name:

Title:

     IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Agreement as of the day and year first above written.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation

By:

Name:

Its:

Exhibit G
INTENTIONALLY OMITTED

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Exhibit H
Tenant’s Estoppel Certificate
June ___, 2005
Carr Capital Corporation (“Purchaser”)
1750 H Street, NW
Suite 500
Washington, D.C. 20006

Re:	Proposed Sale
Name of Subject Property: Westfields Corporate Center
Address: 14700 Lee Road, Chantilly VA
Ladies and Gentlemen:
     It is our understanding that Purchaser proposes to buy the subject premises from Opus Real Estate Virginia III, L.L.C. (“ORE VA”) and as a condition precedent thereof Purchaser and ORE VA have required this certification of the undersigned.
     The undersigned, as Tenant, under that certain Deed of Office Lease Agreement, dated July 23, 2000, made with Opus East, L.L.C. (the predecessor in interest to ORE VA), as Landlord, (as amended by that Amendment to Office Deed of Lease Agreement, dated November 30, 2000, the “Lease”), hereby ratifies the Lease and certifies that:
1.	The current annual Basic Rent payable pursuant to the terms of said lease is $ per annum; and further, additional rental pursuant to said lease is payable s follows: Tenant pays its pro-rata share of Excess Expenses; and

2.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; and

3.	A true and correct copy thereof is attached hereto as Exhibit A. The Lease represents the entire agreement between the parties as to the leasing of the premises; and

4.	On this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of the Lease by Landlord; and

5.	No rental has been paid in advance and no security (except the security deposit in the amount of $160,486.08) has been deposited with Landlord; and

6.	The total rentable floor area of the Premise is 84,652 square feet, subject to adjustment as set forth in Section 1.1 of said lease; and

7.	On this date there are no existing breaches or defaults by Landlord or Tenant under the Lease that are known to Tenant; and

8.	The term of the Lease commenced on and will terminate on ; and

9.	Tenant’s current address for notice under the Lease is: .

H-1

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the ___ day of                      , 2005.

Veridian Information Solutions, Inc. Tenant

By

Its

H-2

Exhibit I
Form of Deed

This document was prepared outside
the Commonwealth of Virginia by:

DEED
     THIS DEED is made this ___day of                     , 2005, by and between OPUS REAL ESTATE VIRGINIA III, L.L.C., a Delaware limited liability company (“Grantor”), and CARR CAPITAL CORPORATION, a                                                              (“Grantee”),
     WITNESSETH, that in consideration of the sum of Ten Dollars ($10.00) in hand paid by Grantee, the receipt and sufficiency of which are acknowledged by Grantor, Grantor does hereby grant and convey in fee simple, with Special Warranty, unto Grantee, its successors and assigns, all those lots or parcels of land situate, lying, and being in Fairfax County, Virginia, and being more particularly described on Exhibit “A” which is attached to and made a part of this Deed (the “Land”).
     TOGETHER WITH all the buildings and improvements thereupon erected, made or being and all and every one of the rights, ways, waters, privileges, easements, appurtenances and advantages to the same belonging or in anywise appertaining (the Land and all of the foregoing being referred to as the “Property”).
     SUBJECT TO all matters of record affecting the Property.
     TO HAVE AND TO HOLD the Property unto and to the only proper use, benefit and behalf of the Grantee, its successors and assigns, in fee simple, forever.
     AND Grantor warrants specially the Property hereby conveyed and covenants that Grantor will, on demand of the Grantee, its successors and assigns, at the expense of the Grantee, execute any instrument necessary for the further assurance of the title to the Property that may be required.

Consideration:	$24,150,000

Grantee’s Address:

Property Address:	14700 Lee Road, Chantilly, Virginia

Return to:

I-1

     WITNESS the following signature and seal:

WITNESS:	GRANTOR:
OPUS REAL ESTATE VIRGINIA III, L.L.C.,
a Delaware limited liability company

By:

Name:

Title:

* * *

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)
     The foregoing instrument was acknowledged before me on                                         , 2005, by                                         , the Vice President of Opus Real Estate Virginia III, L.L.C., a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

I-2

EXHIBIT A TO SPECIAL WARRANTY DEED
Legal Description
All of that certain lot or parcel of land situated, lying and being in Fairfax County, Virginia, and being more particularly described as follows:

PARCEL 31B-2, Westfields International Corporate Center at Dulles, containing 6.2703 acres, more or less, as shown on a plat attached to a Deed of Resubdivision recorded in Deed Book 10120 at Page 452 among the land records of Fairfax County, Virginia.

LESS AND EXCEPT those portions dedicated for public street purposes within the Deed of Dedication, Easement and Vacation recorded in Deed Book 10978 at page 1218 among the aforesaid land records.

I-1

EXHIBIT J
ASSIGNMENT AND ASSUMPTION OF LEASE
     THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made as of                                         ,                      (“Effective Date”), by and between                                                             , a                      (“Assignor”), and                                                             , a                                          (“Assignee”).
RECITALS:
     A. Assignee has acquired from Assignor title to that certain real property, and any improvements situated thereon owned by Assignor, more particularly described on Exhibit “A” attached hereto (“Property”) pursuant to a Purchase Agreement dated as of                                         , 2005 by and between Assignor, and Assignee (the “Purchase Agreement”).
     B. In connection with the conveyance of the Property from Assignor to Assignee, Assignor and Assignee intend and agree that, except as provided below, all of Assignor’s rights as lessor under the lease, together with all amendments or modifications thereto, including the rights to all security deposits, letters of credit, delinquent rents and charges, prepaid rents and all guaranties thereof, as set forth on Exhibit “B” attached hereto (the “Lease”), shall be assigned to Assignee.
     C. Assignee has agreed to assume all of the obligations of Assignor under the Lease as set forth herein.
AGREEMENT:
     In consideration of the foregoing recitals and other good and valuable consideration, Assignor and Assignee agree as follows:
     2. Assignment by Assignor. Assignor hereby assigns and transfers to Assignee all right, title and interest of Assignor in and to each of the Lease together with any rights relating thereto, including without limitation all rents, issues, profits therefrom, all guaranties thereof and all security deposits and letters of credit relating thereto. Notwithstanding the foregoing, Assignor reserves the right to enforce against the tenant under the Lease all obligations or duties of such tenants that arose or accrued prior to the Effective Date, provided, however, in no event shall Assignor terminate the Lease or disturb tenant’s right to occupy its premises as a result of Assignor’s enforcement of such reserved rights.
     3. Acceptance of Assignment. Assignee hereby accepts the assignment of the Lease and assumes and agrees to keep, perform and fulfill all of the duties, covenants, provisions, conditions and obligations of the landlord in the Lease which arise or are incurred or are related to events occurring from and after the Effective Date. Without limiting the foregoing, Assignee agrees to indemnify, defend and hold harmless Assignor with respect to any claims or demands made by tenant under the Lease with respect to return of any security deposits made by such tenants, to the extent Assignor provided such deposits at Closing.
     4. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     5. Authority. Each of the parties signing this Assignment hereby warrants and represents that it has the full legal power, authority and right to execute, deliver and perform the obligations under this Assignment, that this Assignment has been duly authorized by all requisite actions on the part of such warranting party, and that no remaining action or third party action is required to make this Assignment binding upon such party.
     6. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State in which the Property is located.
     7. Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Assignment, the interpretation of this Assignment, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred. Any attorneys’ fees incurred in enforcing any right of indemnity set forth in this Assignment shall be recoverable and deemed to be within the scope of such indemnity and/or this attorneys’ fees provision.
     8. Counterparts. This Assignment may be executed in any number of counterparts, each of which, when so executed and when delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

,a

By

Its

ASSIGNEE:

,a

By

Its

EXHIBIT “A” TO ASSIGNMENT AND ASSUMPTION OF LEASE
(Legal Description)
All of that certain lot or parcel of land situated, lying and being in Fairfax County, Virginia, and being more particularly described as follows:

PARCEL 31B-2, Westfields International Corporate Center at Dulles, containing 6.2703 acres, more or less, as shown on a plat attached to a Deed of Resubdivision recorded in Deed Book 10120 at Page 452 among the land records of Fairfax County, Virginia.

LESS AND EXCEPT those portions dedicated for public street purposes within the Deed of Dedication, Easement and Vacation recorded in Deed Book 10978 at page 1218 among the aforesaid land records.

EXHIBIT “B” TO ASSIGNMENT AND ASSUMPTION OF LEASE
(Schedule of Lease)
Lease in favor of Veridian Information Solutions, Inc., as tenant, dated July 25, 2000, amended November 30, 2000.

EXHIBIT K
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
AND PROJECT DOCUMENTS
     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND PROJECT DOCUMENTS (“Assignment”) is made as of                                         , 2005 (“Effective Date”), by and between                                         , a                     (“Assignor”), and                     , a                                                              (“Assignee”).
RECITALS:
     A. Assignee has acquired from Assignor title to that certain real property, and any improvements situated thereon owned by Assignor, more particularly described on Exhibit “A” attached hereto (“Property”).
     B. In connection with the conveyance of the Property from Assignor to Assignee, Assignor and Assignee intend and agree that Assignor’s right, title and interest in the agreements set forth on Exhibit “B” attached hereto and all licenses, authorizations, approvals, permits, entitlements, warranties, guaranties, approvals, certificates of occupancy, certificates, surveys and reports, including, without limitation, any hazardous materials reports, engineering and soils reports and any ALTA surveys, if any, in the possession of Assignor, relating to the acquisition, construction, design, use, operation, management or maintenance of the Property (collectively, the “Contracts and Project Documents”), to the extent assignable, shall inure to the benefit of and be assigned and transferred to Assignee.
AGREEMENT:
     In consideration of the foregoing recitals and other good and valuable consideration, Assignor and Assignee agree as follows:
     1. Assignment by Assignor. To the extent assignable, Assignor hereby assigns and transfers to Assignee all right, title and interest of Assignor in the Contracts and Project Documents, together with any rights owned by Assignor relating thereto. Notwithstanding the foregoing, Assignor reserves the right to (a) enforce the provisions of the Contracts and Project Documents in respect to all obligations or duties of the other party thereto that arose or accrued prior to the Effective Date, and (b) exercise such rights under the Contracts and Project Documents as are necessary in order for Assignor to fulfill its obligations under the Purchase Agreement dated as of December 12, 2003 by and between Assignor, and Assignee, relating to the Property (“Agreement”), provided, however, in no event shall Assignor terminate any of the Contracts and Project Documents as a result of Assignor’s enforcement of such reserved rights.
     2. Limited License. Assignor grants to Assignee a limited license to use the plans and specifications relating to the construction of the improvements on the Property in Assignor’s possession for the purposes and subject to the conditions and indemnifications as set forth in the Agreement.
     3. Acceptance of Assignment. Assignee hereby accepts the assignment of the Contracts and Project Documents, and Assignee assumes and agrees to keep, perform and fulfill all of the duties, covenants, provisions, conditions and obligations of Assignor contained therein which arise or are incurred or are related to events occurring from and after the Effective Date.

     4. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
     5. Authority. Each of the parties signing this Assignment hereby warrants and represents that it has the full legal power, authority and right to execute, deliver and perform the obligations under this Assignment, that this Assignment has been duly authorized by all requisite actions on the part of such warranting party, and that no remaining action or third party action is required to make this Assignment binding upon such party.
     6. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State in which the Property is located.
     7. Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Assignment, the interpretation of this Assignment, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred. Any attorneys’ fees incurred in enforcing any right of indemnity set forth in this Assignment shall be recoverable and deemed to be within the scope of such indemnity and/or this attorneys’ fees provision.
     8. Counterparts. This Assignment may be executed in any number of counterparts, each of which, when so executed and when delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

,a

By

Its

ASSIGNEE:

,a

By

Its

EXHIBIT “A” TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND
PROJECT DOCUMENTS
(Legal Description)

EXHIBIT “B” TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS
AND PROJECT DOCUMENTS
(Certain Assigned Agreements)
Service Contracts:
     1.
Warranties:

EXHIBIT L
LIST OF ENVIRONMENTAL REPORTS
1. Phase I environmental site assessment prepared by SECOR, dated November 27, 2000

L-1

EXHIBIT M
Additional Information
14700 Lee Road
Requested Property Data
     9. The most recent ALTA survey for the Property;
     10. All executed leases (and amendments thereto) (the “Leases”) regarding all space occupied by tenants at the Property (the “Tenants”);
     11. Copies of the tax and utility bills for the Property for calendar years 2003, 2004, and 2005;
     12. Operating statements (including operating expense information) prepared by the property manager for the calendar years 2003, 2004 and 2005 YTD;
     13. The most recent environmental site assessment report;
     14. Construction and Design Documents: Base Building Documents (plans and specifications) plus any revisions Tenant Improvement Plans Public Space Finish Specifications (if different from Base Building Plans) Close out Manual for each TI project CADD drawings on disk, documentation and plans for any subsequent renovations to the base building;
     15. Property Management: Control system plans as built and instructions Mechanical operation and maintenance logs in Sellers possession;
     16. Copies of all warranties and warranty information;
     17. Certificate of occupancy/non-Residential Use Permits for the Property and all Tenant space therein;
     18. Seller’s proposed operating budget for the Property for 2005;
     19. A current rent roll for the Property in the form currently maintained by Seller - Received;
     20. List of all security deposits, rent abatements, and Landlord payments to the Tenants (including but not limited to tenant improvement allowances and architectural fees for test fits);
     21. Per the executed lease with Veridian Information Solutions, please provide the Calculation of all Landlord Costs and allowances, including the Improvement Allowance and commissions, relating to the Terminated Space, assuming that the tenant exercises its termination right as of February 6, 2008. Please include the amortization rate and all documentation referenced in calculating the unamortized Landlord Costs;
     22. Evidence of insurance delivered by the Tenants as required under the Leases;
     23. Current Tenant Financial Statements for General Dynamics;

M-1

     24. A list of all Service Agreements including service, maintenance, equipment and/or supply contracts, and amendments thereto;
     25. Copies of any audits of reimbursable expenses reconciliations for 2003, 2004 and 2005;
     26. Month-by-month Account Receivables delinquency/aging report for June 2004 — May 2005; and
     27. Seller’s architect’s schedule and plans to support the rentable square footage and gross building area calculations using the current BOMA method of measurement, to the extent the same is in Seller’s possession.

M-2

EXHIBIT N
Tenant Notice
[Purchaser’s Letterhead]
_____________________, 2005
________________________
________________________
________________________
     Re: [Address] (the “Property”)
Dear _________________:
As of                                         , 2001,                                                             , ___(“Former Owner”), has transferred all of its interest in and to the Property to                                                              (“New Owner”). Consequently, New Owner is now the “landlord” or “lessor” under your lease(s) with respect to the Property.
Future rental payments with respect to your leased premises in the Property should be made payable to “                                                                        ” and should be mailed to P.O. Box                                         ,                     ,                     -                    . If you prefer, we encourage you to wire transfer your payments using the following instructions:
Please instruct your insurance carrier to provide to us a new Certificate of Insurance listing "                                                                                                    , and its managing agent,                                                             ” as additional insureds.

Sincerely yours,

FORMER OWNER:

By:

Name:

Title:

NEW OWNER:

By:___________________________
Name:_________________________
Title:_________________________

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